Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 333-163411 on Form S-11 of our report dated March 14, 2012, relating to the consolidated financial statements and consolidated financial statement schedule of Wells Core Office Income REIT, Inc. and subsidiaries, appearing in Supplement No. 10 to the Prospectus dated August 10, 2011, which is a part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 14, 2012